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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                     Date of Report (Date of earliest
                      event reported): August 10, 2004



                            PRESIDENT CASINOS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware            0-20840           51-0341200
          ---------------    ----------------    ----------------
          (State or other    (Commission File    (I.R.S. Employer
          jurisdiction of         Number)         Identification
           organization)                              Number)


           802 North First Street, St. Louis, Missouri    63102
         ---------------------------------------------------------
            (Address of principal executive offices)    (Zip code)

                              (314) 622-3000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)



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Item 5.  OTHER ITEMS.

  On August 10, 2004, President Casinos, Inc. (the "Company") announced that the Company had entered into a riverboat casino sale and purchase agreement (the "Purchase Agreement") with Penn National Gaming, Inc. Under the terms of the Purchase Agreement, all of the outstanding capital stock of the Company's St. Louis subsidiary, President Riverboat Casino-Missouri, Inc., will be sold to Penn National Gaming, Inc. for approximately $28.0 million, subject to working capital adjustments. The agreement will be submitted to the United States Bankruptcy Court for the Eastern District of Missouri and will be subject to a potential overbid. A copy of the Purchase Agreement is attached hereto as Exhibit 2 and incorporated by reference herein. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of businesses acquired.  Not applicable.

(b)  Pro forma financial information.  Not applicable.

(c)  Exhibits.  See Exhibit Index.





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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 12, 2004

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ Ralph J. Vaclavik
                                 -------------------------------------------
                                 Ralph J. Vaclavik
                                 Senior Vice President and
                                 Chief Financial Officer

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                                 EXHIBIT INDEX


  These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
Number     Description
-------    -----------

  2 Riverboat Casino Sale and Purchase Agreement entered into as of 9th day of August, 2004, by and among President Casinos, Inc. debtor and debtor-in-possession in a chapter 11 bankruptcy case, Case No. 02-53005 pending in the United States Bankruptcy Court for the Eastern District of Missouri, President Riverboat Casino-Missouri, Inc. and Penn National Gaming, Inc.

  99.1     Press Release dated August 10, 2004, issued by President